 Exhibit 32

SECTION 1350 CERTIFICATIONS

In connection with the quarterly report of the Federal Home Loan Bank of Indianapolis ("Bank") on Form 10-Q for the period ended June 30, 2016, as filed with the Securities and Exchange Commission on the date hereof ("Report"), each of the undersigned officers certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

By: /s/ CINDY L. KONICH
Cindy L. Konich
President - Chief Executive Officer
August 11, 2016

By: /s/ GREGORY L. TEARE
Gregory L. Teare
Senior Vice President - Chief Financial Officer
August 11, 2016

By: /s/ K. LOWELL SHORT, JR.
K. Lowell Short, Jr.
Senior Vice President - Chief Accounting Officer
August 11, 2016